EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ames National Corporation
Ames, Iowa

We consent to the incorporation by reference in Registration Statement No 333-146344 on Form S-8 and  Registration Statement No. 333-89772 on Form S-8 of Ames National Corporation of our reports, dated February 25, 2008 relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Ames National Corporation for the years ended December 31, 2007 and 2006.

/s/ Clifton Gunderson LLP

West Des Moines, Iowa
March 14, 2008